Exhibit 32.2

                                  Certification
                       Pursuant to 18 U.S.C. Section 1350,
                                   As Adopted
                         Pursuant to Section 906 of the
                                   Sarbanes -
                                Oxley Act of 2002

     In connection with the Quarterly Report of HQ Sustainable Maritime Industries, Inc. (the "Company"), on Form 10-QSB for the period ended June 30, 2004, as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:

          1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.   the information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Company.

     A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.


 /s/ Lillian Wang
------------------------------
Lillian Wang
Acting Chief Financial Officer

August 13, 2004




     This Certification of Acting Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.